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                                                                  EXHIBIT 99.04



                                 HOLLINGER INC.





                               February 29, 1996





Canadian Imperial Bank of Commerce
Commerce Court West, 7th Floor
Toronto, Canada M5H 3T7

The Toronto-Dominion Bank
55 King Street West, 8th Floor
Toronto, Canada M5K 1H1

The Bank of Nova Scotia
44 King Street West, 16th Floor
Toronto, Canada M5H 1H1


   Re:   Registration Rights
         -------------------


Gentlemen:

   Hollinger Inc. and certain of its subsidiaries ("Hollinger") own, as of the date hereof, the following securities issued by Hollinger International Inc., a Delaware corporation (the "U.S. Subsidiary"):

     (i) 33,610,754 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock");

     (ii) 14,900,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and

     (iii) 739,500 shares of non-voting Series A Redeemable Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock").

Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 2


   All the foregoing securities are currently pledged to Canadian Imperial Bank of Commerce ("CIBC") pursuant to a Hypothecation of Specific Securities dated October 13, 1995 made by Hollinger in favor of CIBC (the "1995 Pledge") to secure obligations of Hollinger Inc. to CIBC, subject to the following actions which are effective as of the date hereof:

     (x) Hollinger Inc. and CIBC have agreed, in connection with the execution and delivery of a new bank credit facility in the amount of Cdn.$90 million ("New Bank Facility"), to permit the transfer of up to 16,000,000 shares of Class A Common Stock and 14,990,000 shares of Class B Common Stock owned by Hollinger Inc. to 1159670 Ontario Limited ("Ontario"), a wholly-owned subsidiary of Hollinger Inc., subject to the 1995 Pledge, and to cause Ontario to pledge up to 16,000,000 shares of Class A Common Stock to CIBC as Agent for itself and The Toronto-Dominion Bank and Bank of Nova Scotia (collectively, the "Banks") to secure Ontario's obligations under the New Bank Facility;

     (y) All remaining outstanding shares of Class A Common Stock owned by Hollinger Inc., together with the Series A Preferred Stock owned by Hollinger Inc., will continue to be subject to pledge to CIBC pursuant to the 1995 Pledge.

All shares of Class A Common Stock owned by Hollinger Inc. or Ontario or 3184081 Canada Limited and subject to pledge are hereinafter called the "Pledged Shares".

   This is to confirm our understanding and agreement with respect to certain registration rights relating to the Pledged Shares. The Pledged Shares are "restricted securities" within the meaning of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or disposed of in the absence of registration under the Securities Act or an exemption thereunder. The Banks acknowledge that they do not possess the Pledged Shares with a view to any sale or distribution thereof within the meaning of the Securities Act and the rules and regulations thereunder.

   The Banks confirm that they have had access to all information concerning the business and financial condition of the U.S. Subsidiary that each of the Banks requires. Without limiting the foregoing, the Banks have been provided copies of

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Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 3


the principal organizational documents of the U.S. Subsidiary, including the Restated Certificate of Incorporation, as filed on May 10, 1994 with the Secretary of State of Delaware, the Certificate of Amendment of Restated Certificate of Incorporation as filed on October 13, 1995.

   Accordingly, each of Hollinger and Ontario, intending to be legally bound, agrees to use its reasonable best efforts to cause the U.S. Subsidiary to effect, at the earliest possible date (but in any case not later than 90 days following the date of this agreement) the registration under the Securities Act of all of the Pledged Shares. Registration shall be effected by means of a "shelf registration" pursuant to Rule 415 under the Securities Act. Hollinger will pay all registration expenses (other than any underwriting discounts or commissions) in connection with the registration requested hereunder. All selling expenses related to the Pledged Shares, including reasonable internal costs and expenses incurred by each of you, shall be borne by Hollinger and Ontario.

   The U.S. Subsidiary may terminate such registration (x) 30 days after the date the Banks no longer hold shares of Class A Common Stock exceeding in the aggregate one per cent of the outstanding shares of Class A Common Stock (and securities convertible into Class A Common Stock) or (y) such earlier date which concludes the holding period for Class A Common Stock held by persons that are not deemed to be "affiliates" of the U.S. Subsidiary as specified in Rule 144 promulgated by the U.S. Securities and Exchange Commission ("Commission") as then in effect. In addition, upon the payment or satisfaction in full of the obligations of Hollinger Inc. or its subsidiaries, as the case may be, to the Banks under all credit arrangements secured by the Pledged Shares and the termination of such credit arrangements, the U.S. Subsidiary may terminate such registration.

   In connection with the registration and any subsequent offers and sales of the Pledged Shares pursuant thereto, each of you shall furnish to the U.S. Subsidiary such information regarding the Pledged Shares to be owned by you after default by Hollinger under the obligations secured by such shares, the lending arrangements and other circumstances related to the Pledged Shares, the distribution proposed by you and other related matters as the U.S. Subsidiary may request and as shall be required in connection with the registration, qualification or

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Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 4


compliance with the Securities Act and applicable state securities laws.

   Each of you covenants that you will comply with the prospectus delivery requirements of the Securities Act with respect to the registration statement to be filed pursuant to this letter agreement. Furthermore, each of you agrees to make customary representations and warranties to Hollinger and the U.S. Subsidiary and the underwriters, agents, or distributors, if any, in form, substance and scope as are customarily made as to ownership of stock by selling stockholders in underwritten public offerings, but you shall not be required to make any representation or warranty as to the accuracy or completeness of the registration statement (except for written information furnished to the U.S. Subsidiary expressly for use therein). In addition, each of you agrees that you will refrain from offering for sale or selling any Pledged Shares if you are not notified by Hollinger or the U.S. Subsidiary that the registration statement is not accurate or is not complete in all material respects, and Hollinger shall notify you of any material fact or change which results in the registration statement not being accurate or complete in all material respects from time to time as any such fact or change occurs. You may make sales of the Pledged Shares after notification by the U.S. Subsidiary that the registration statement is current or, based on an opinion of counsel for the U.S. Subsidiary, that the Pledged Shares could be sold in compliance with the Securities Act and the Securities Exchange Act of 1934, as amended, without disclosure of any nonpublic information which may be the subject of the notification.

   With respect to the Class B Common Stock and the Series A Preferred Stock of the U.S. Subsidiary owned by Hollinger or Ontario which are subject to the 1995 Pledge, the registration rights undertaking by Hollinger dated October 13, 1995 shall remain in full force and effect and Hollinger and CIBC agree to remain bound by its terms.

                                          Very truly yours,

                                          HOLLINGER INC.

                                          By  /s/ PETER Y. ATKINSON
                                              ---------------------
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Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 5


                                          1159670 ONTARIO LIMITED

                                          By  /s/ PETER Y. ATKINSON
                                              ---------------------


Acknowledged and agreed to this
29th day of February, 1996.

CANADIAN IMPERIAL BANK OF COMMERCE

By  /s/ STEVEN SLOANE
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Title
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THE TORONTO-DOMINION BANK

By  /s/ MICHAEL COLLINS
   ------------------------------

    /s/ JOHN COOMBS
   ------------------------------

Title
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THE BANK OF NOVA SCOTIA

By   /s/ KEN LEHNER
    -----------------------------

Title
      ---------------------------